Exhibit 10.3.7

BIO-REFERENCE LABORATORIES

AMENDMENT NO. 7

TO

EMPLOYMENT AGREEMENT

WITH SAM SINGER

AMENDMENT NO. 7 dated as of November 1, 2010 to an AGREEMENT OF EMPLOYMENT dated as of May 1, 1997 between Bio-Reference Laboratories, Inc., a New Jersey corporation (the “Company”) and Sam Singer, its Senior Vice President and Chief Financial Officer (the “Employee”); as amended on November 1, 2002 (Amendment No. 1); on January 7, 2004 (Amendment No. 2); on December 18, 2007 (Amendment No. 3); on March 4, 2008 (Amendment No. 4); on September 18, 2008 (Amendment No. 5); and in October, 2009 (Amendment No. 6); (the original Agreement of Employment and the Six Amendments collectively referred to as the “Employment Agreement”);

WITNESSETH:

WHEREAS the parties previously executed the Employment Agreement providing for the employment by the Company of the Employee as its Senior Vice President and Chief Financial Officer; and

WHEREAS the Employment Agreement is currently due to expire on March 15, 2011; and

WHEREAS the parties desire to amend the Employment Agreement to fix the Expiration Date as herein set forth:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and intended to be legally bound hereby, the parties hereto agree to amend the Employment Agreement as follows:

A.            “Term of Employment”. The “Expiration Date” of the Employment Agreement shall be the close of business on January 31, 2012 and is not subject to renewal without the written consent of both parties.

B.            “Terms of Employment”. This Section is hereby amended to read in its entirety as follows:

“1. Terms of Employment. The Company agrees to employ the Employee as its Senior Vice President and Chief Financial Officer and the Employee shall report directly to the President of the Company. The Employee agrees to continue his employment with the Company through January 31, 2012 (the “Expiration Date”).”

C.            “Duties”. Paragraph (a) of Section 3 of the Employment Agreement is hereby amended to read in its entirety as follows:

“(a) During the Employment Period, the Employee shall perform such duties and exercise such powers relating to the Company as are commensurate with the office of Senior Vice President and Chief Financial Officer and shall report directly to the President of the Company. He shall have such other duties and powers as the President of the Company shall assign to him commensurate with the office of Chief Financial Officer, including by way of example but not limitation, similar duties with respect to any of the Company’s associated companies. As used in this Agreement, the term “Associated Companies” shall mean any company (i) of which not less than fifty (50%) of the equity is beneficially owned by the Company or (ii) any subsidiary of such company, if any.”

D.            Other Provisions. Except for the above changes, the parties hereto hereby reaffirm each provision of the Employment Agreement as of the date hereof.

IN WITNESS WHEREOF, the undersigned have each duly executed this Amendment No. 7 to the Employment Agreement as of the date first above written.

COMPANY:
Bio-Reference Laboratories, Inc.

By	/s/ Marc Grodman M.D.
Marc Grodman M.D.
President
Duly Authorized

EMPLOYEE:

/s/ Sam Singer
Sam Singer